As filed with the Securities and Exchange Commission on April 21, 1995
                                            Registration No. 33-
______________________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM S-8
                     REGISTRATION STATEMENT
                              under
                   THE SECURITIES ACT OF 1933


                 T. ROWE PRICE ASSOCIATES, INC.
     (Exact name of registrant as specified in its charter)

                      100 East Pratt Street
                     Baltimore, Maryland  21202
Maryland            (Address of principal                52-0556948
(State or other      executive offices)                  (I.R.S.
jurisdiction of                                          Employer
incorporation or                                         Identification
 organization)                                           No.)
                  T. ROWE PRICE ASSOCIATES INC.
                 1995 DIRECTOR STOCK OPTION PLAN
                    (Full title of the plan)

    GEORGE A. ROCHE                              Copy to:
    T. Rowe Price Associates, Inc.               HENRY D. KAHN
    100 East Pratt Street                        Piper & Marbury
    Baltimore, Maryland  21202                   36 South Charles Street
    (410) 547-2099                               Baltimore, Maryland  21201
                                                 (410) 576-1686

              (Name, address and telephone number,
           including area code, of agent for service)


                 CALCULATION OF REGISTRATION FEE



Title of         Amount       Proposed maxi-     Proposed maxi-   Amount of
securities to    to be        mum offering       mum aggregate    registration
be registered    registered   price per share    offering price   fee
Common Stock
(par value        70,000          $37.00*         $2,590,000      $893.10
$.20 per share)



*Computed in accordance with Rule 457(c) based on the closing price of the registrant's common stock on April 18, 1995.


                                 PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents have been filed by T. Rowe Price Associates, Inc. (the "Company") with the Securities and Exchange Commission and are incorporated herein by reference: (a) Annual Report on Form 10-K for the year ended December 31, 1994; and (b) the description of the Company's capital stock contained in its Registration Statement on Form 8-A, as amended on April 21, 1995 (file number 0-14282).

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The documents required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.  [Not required].

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters in connection with the issuance of the Common Stock offered by this Registration Statement are being passed upon for the Company by Piper & Marbury of Baltimore, Maryland.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Directors and officers of the Company are indemnified under
Section 2-418 of the Corporations and Associations Article of the
Annotated  Code of Maryland, and under Article EIGHTH, Section  7 of the Registrant's charter.

      As permitted under Subsection (k) of Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, the Company has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such whether or not the Company would have the power to indemnify such persons under the provisions of the Maryland law governing indemnification.

      As permitted by Maryland Law, Article Eighth, Section 8 of the Company's Charter limits the monetary liability of its directors and officers to the Company and its stockholders to the maximum extent permitted by Maryland law in effect from time to time. Section 8 of Article Eighth provides as follows:

          Section 8. To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

ITEM 8.   EXHIBITS.

Exhibit
Number    Description

 5        Opinion  of  Piper  &  Marbury  (contains  Consent   of
          Counsel).

 10.1     1995   Director  Stock  Option  Plan  of  the   Company
          (incorporated   by  reference  from  the   registrant's
          definitive proxy statement for the annual meeting of stockholders held on April 6, 1995).

 10.2     Form of Non-Qualified Stock Option Agreement.

 23.1     Consent of Counsel (contained in Exhibit 5).

 23.2     Consent of Independent Accountants.

 24       Power of Attorney.

ITEM 9.   UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To  include any prospectus required by section
10(a)(3) of Securities Act of 1933;

              (ii)  To  reflect in the prospectus  any  facts  or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, and the State of Maryland on this 21st day of April, 1995.

                              T. ROWE PRICE ASSOCIATES, INC.


                              By: /s/
                                  George J. Collins
                                  President, Chief Executive
                                  Officer and Managing Director


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


Principal Executive Officer:

/s/                       President, Chief        Date: April 21, 1995
George J. Collins         Executive Officer
                          and Managing
                          Director


Principal Financial Officer:

/s/                       Managing                Date: April 21, 1995
George A. Roche           Director and
                          Chief Financial Officer


Principal Accounting Officer:

/s/                        Managing Director       Date: April 21, 1995
Alvin M. Younger, Jr.      Treasurer and
                           Secretary



A Majority of the Board of Directors:

Thomas H. Broadus, Jr., George J. Collins, Carter O. Hoffman,
Henry H. Hopkins, James S. Riepe, George A. Roche, and M. David
Testa.


By:/s/                   For himself               Date: April 21, 1995
   George A. Roche       and as
                         Attorney-in-Fact



                         EXHIBIT INDEX

Exhibit
Number          Description

 5              Opinion of Piper & Marbury (contains
                Consent of Counsel).

10.2            Form of Non-Qualified Stock Option Agreement.

23.1            Consent of Counsel (contained in Exhibit 5).

23.2            Consent of Independent Accountants.

24              Power of Attorney.